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                                  EXHIBIT 21.1
                           ISIS PHARMACEUTICALS, INC.

                              LIST OF SUBSIDIARIES

Isis Pharmaceuticals, Inc has the following subsidiaries:

                            Organized under the     Percentage of voting securities
Name                              laws of              owned by immediate parent
---------------------     ----------------------    ---------------------------------
HepaSense, Ltd.                   Bermuda                        80.10
Orasense, Ltd.                    Bermuda                        80.10